Exhibit 99.1

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION REPORTS 2018 THIRD QUARTER RESULTS

Book value per common share increases 2.8% in the third quarter

NEW YORK, NY, November 1, 2018 – Alleghany Corporation (NYSE-Y) announced today its financial results for the third quarter and first nine months of 2018.

Weston Hicks, President and chief executive officer, stated, “Book value per common share1 increased 2.8% in the third quarter and 4.1% year to date to $576.14 as of September 30, 2018. Including the $10.00 per share special dividend paid on March 15, 2018, book value per common share1 increased 6.0% year to date.

“The growth in book value per share in the third quarter was driven mostly by appreciation of our equity securities and to a lesser extent increased investment income, partially offset by catastrophe losses totaling $179.3 million after tax in the third quarter, primarily arising from Hurricane Florence in the United States and Typhoons Jebi and Trami in Japan.

“In addition, during 2018, Alleghany Capital continued to grow its portfolio of noninsurance businesses with noninsurance revenues increasing by 56% in the first nine months of this year.”

The following table summarizes results for the three and nine months ended September 30, 2018 and 2017:

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2018	2017	Change	2018	2017	Change
	(in millions, except per share data)			(in millions, except per share data)
Revenues:
Total revenues	$2,177.4	$1,667.5	30.6%	$5,660.1	$4,753.8	19.1%

Net premiums written	1,239.1	1,260.3	(1.7%)	3,768.3	3,786.5	(0.5%)

Noninsurance revenue	438.3	296.3	47.9%	1,032.7	650.4	58.8%
Net investment income	127.3	104.7	21.6%	377.7	321.9	17.3%

Earnings:
Earnings (losses) before income taxes	$349.9	$(522.3)	(167.0%)	$930.3	$(174.3)	(633.7%)

Underwriting (loss) profit	(140.0)	(650.4)	(78.5%)	87.7	(453.6)	(119.3%)
Net earnings (losses) attributable to Alleghany stockholders	284.9	(314.2)	(190.7%)	751.6	(63.2)	(1289%)

Operating (losses) earnings	(16.0)	(327.9)	(95.1%)	307.0	(111.7)	(374.8%)

Per share data:

Diluted earnings (losses) per share	$19.07	$(20.90)	(191.3%)	$49.53	$(4.10)	(1308%)

Operating (losses) earnings per diluted share	(1.07)	(21.79)	(95.1%)	20.03	(7.25)	(376.5%)

1 Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.

The following table presents the impact of our catastrophe losses, net of reinsurance, for the third quarter of 2018:

	Reinsurance Segment	Insurance Segment	Total Segments
Three Months Ended September 30, 2018		($ in millions)
Net loss and LAE:
Typhoon Jebi	$87.7	$-	$87.7
Hurricane Florence	46.2	34.0	80.2
Typhoon Trami	38.5	-	38.5
Other	23.4	8.0	31.4

Total net loss and LAE	195.8	42.0	237.8

Net reinstatement premiums (earned)	(10.8)	-	(10.8)

Losses before income taxes	185.0	42.0	227.0

Income taxes	38.9	8.8	47.7

Net losses attributable to Alleghany stockholders	$146.1	$33.2	$179.3

In the 2018 third quarter, TransRe premiums written were up modestly as the company continues to maintain its underwriting discipline in the current market environment. At Alleghany’s insurance segment, growth in premiums written at both RSUI and CapSpecialty was offset by the absence of premiums from PacificComp, which was sold at year-end 2017. Net investment income increased 22% in the 2018 third quarter as dividend income from equity investments and partnership returns improved over the same prior-year period.”

Mr. Hicks continued, “Alleghany Capital revenue increased significantly in the 2018 third quarter, reflecting the acquisition of Hirschfeld by W&W|AFCO Steel earlier in 2018 and growth at IPS, Jazwares and Kentucky Trailer. Alleghany Capital’s earnings before income taxes and operating earnings before taxes in the third quarter of 2018 both declined from the third quarter of 2017, but both increased in 2018 year to date. On October 1, 2018, Alleghany Capital further expanded its portfolio of businesses by acquiring a majority interest in Concord Hospitality Enterprises Company, a hotel management and development company, headquartered in Raleigh, North Carolina. Lastly, Alleghany Properties also generated net sales of approximately $20 million in connection with the sale of one of its parcels of land in Sacramento, California.”

During the 2018 third quarter, Alleghany repurchased 76,299 shares of its common stock for $46.0 million, at an average price per share of $602.24.

The following table summarizes the changes in book value per common share1 for the three and nine months ended September 30, 2018:

	Three months ended September 30, 2018	Percent Change	Nine months ended September 30, 2018	Percent Change	Percent Change incl. dividend[2]
Book value per common share[1]:
As of the beginning of the period	$560.49		$553.20
Special dividend	-	-	(10.00)	(1.8%)
Diluted earnings per share	19.07	3.4%	49.53	8.9%
Other comprehensive income and other[3]	(3.42)	(0.6%)	(16.59)	(3.0%)

As of the end of the period	$576.14	2.8%	$576.14	4.1%	6.0%

[1]	Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.

[2]	Adjusted to reflect a $10.00 per share special dividend payment on March 15, 2018.

[3]	Relates primarily to unrealized depreciation on bonds, after tax.

SEGMENT RESULTS

The following table summarizes the reinsurance and insurance segment results for the three and nine months ended September 30, 2018 and 2017:

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2018	2017	Change	2018	2017	Change
	(in millions)			(in millions)
Net premiums written:
Reinsurance Segment	$985.2	$978.5	0.7%	$2,958.9	$2,906.7	1.8%
Insurance Segment	253.9	281.8	(9.9%)	809.4	879.8	(8.0%)

	$1,239.1	$1,260.3	(1.7%)	$3,768.3	$3,786.5	(0.5%)

Underwriting profit (loss):
Reinsurance Segment	$(172.4)	$(474.9)	(63.7%)	$(3.8)	$(359.1)	(98.9%)
Insurance Segment	32.4	(175.5)	(118.5%)	91.5	(94.5)	(196.8%)

	$(140.0)	$(650.4)	(78.5%)	$87.7	$(453.6)	(119.3%)

Reinsurance

The increase in net premiums written in the third quarter of 2018 was primarily due to TransRe’s purchase during the period of certain renewal rights associated with a block of U.S. treaty reinsurance business focused on regional property and casualty, accident and health and personal auto lines of business (the “Renewal Rights Purchase”), and an increase in premiums written by the Asia-Pacific operations. These increases were largely offset by a decrease in reinstatement premiums written due to significantly lower catastrophe losses in the third quarter of 2018 compared with the third quarter of 2017, the impact of changes in foreign currency exchange rates and higher ceded premiums written due to an increase in retrocessional coverage purchased in 2018.

The increase in net premiums written in the first nine months of 2018 primarily reflects increases in casualty premiums written by TransRe’s European and Asia-Pacific operations, the impact of the Renewal Rights Purchase and the impact of changes in foreign currency exchange rates, partially offset by a decrease in reinstatement premiums written and an increase in retrocessional coverage purchased in 2018.

Gross premiums written related to a certain large whole-account quota share treaty were approximately flat in both the third quarter of 2018 and in the first nine months of the year.

TransRe’s 2018 third quarter combined ratio was 117.9%, compared with 149.8% for the 2017 third quarter, and TransRe’s combined ratio for the first nine months of 2018 was 100.1%, compared with 112.6% for the first nine months of 2017. TransRe’s combined ratio and underwriting loss reflect 20.4% and 6.7% of catastrophe losses for the third quarter and first nine months of 2018, respectively, and 60.4% and 20.3% of catastrophe losses from the corresponding 2017 periods.

Insurance

The decreases in net premiums written in the third quarter and first nine months of 2018 from the corresponding 2017 periods reflect the sale of PacificComp in the fourth quarter of 2017, largely offset by growth at CapSpecialty and RSUI. Excluding PacificComp from the third quarter and first nine months of 2017, net premiums written increased by 5.7% and 6.9% in the third quarter and first nine months of 2018, respectively. For the third quarter and first nine months of 2018, CapSpecialty’s net premiums written increased by 12.1% and 15.4%, respectively, and RSUI’s net premiums written increased by 3.0% and 3.9%, respectively, over the corresponding 2017 periods. CapSpecialty’s growth in net premiums written is attributable to increased writings in professional liability and miscellaneous medical lines of business and additional premiums written in connection with a certain recently completed renewal rights transaction for a book of environmental business. The increases in net premiums written at RSUI are due to increased writings in most lines of business and a general increase in business opportunities from modestly improved market conditions and pricing increases in the property line of business.

The insurance segment’s 2018 third quarter combined ratio was 87.7%, compared with 161.3% for the 2017 third quarter, and the insurance segment’s combined ratio for the first nine months of 2018 was 88.0%, compared with 111.1% for the first nine months of 2017. The lower combined ratio and improved underwriting results for the third quarter and first nine months of 2018 primarily reflect significantly lower catastrophe losses at RSUI and, to a lesser extent, increases in favorable prior accident-year loss reserve development.

Alleghany Capital

The following table summarizes earnings (losses) before income taxes and operating earnings (losses) before income taxes for the Alleghany Capital segment for the three and nine months ended September 30, 2018 and 2017:

	Three Months Ended September 30,
	2018				2017
	Industrial	Non- industrial	Corp. & other	Total	Industrial	Non- industrial	Corp. & other	Total
	($ in millions)					($ in millions)
Earnings (losses) before income taxes	$3.5	$17.9	$(4.1)	$17.3	$5.7	$18.0	$0.7	$24.4

Operating earnings (losses) before income taxes	$5.8	$21.4	$(4.1)	$23.1	$7.1	$21.9	$0.7	$29.7
Add: net realized capital gains	0.1	(0.1)	-	-	0.5	0.2	-	0.7
Less: amortization of intangible assets	(2.4)	(3.4)	-	(5.8)	(1.9)	(4.1)	-	(6.0)

Earnings (losses) before income taxes	$3.5	$17.9	$(4.1)	$17.3	$5.7	$18.0	$0.7	$24.4

	Nine Months Ended September 30,
	2018				2017
	Industrial	Non- industrial	Corp. & other	Total	Industrial	Non- industrial	Corp. & other	Total
	($ in millions)					($ in millions)
Earnings (losses) before income taxes	$14.5	$17.9	$(9.0)	$23.4	$9.6	$20.9	$(10.1)	$20.4

Operating earnings (losses) before income taxes	$20.5	$28.3	$(9.0)	$39.8	$11.9	$33.1	$(10.1)	$34.9
Add: net realized capital gains	0.7	(0.1)	-	0.6	0.6	0.3	-	0.9
Less: amortization of intangible assets	(6.7)	(10.3)	-	(17.0)	(2.9)	(12.5)	-	(15.4)

Earnings (losses) before income taxes	$14.5	$17.9	$(9.0)	$23.4	$9.6	$20.9	$(10.1)	$20.4

The decreases in earnings before income taxes and operating earnings before income taxes in the third quarter of 2018 from the third quarter of 2017 primarily reflect losses for corporate & other and, to a lesser extent, a decrease in industrial operations. The losses for corporate & other primarily reflect an increase in long-term incentive compensation expense accruals at Alleghany Capital, and the decrease in industrial operations primarily reflects higher interest expense at W&W|AFCO Steel and facility consolidation costs at Kentucky Trailer. The decrease in the industrial operations’ earnings before income taxes also reflects higher amortization expenses at W&W|AFCO Steel from its acquisition of Hirschfeld.

The increases in earnings before income taxes and operating earnings before income taxes in the first nine months of 2018 primarily reflects an increase in industrial operations, partially offset by a decrease in non-industrial operations. The increase in industrial operations mostly reflects Alleghany Capital’s earnings from its investment in Wilbert, improved results at Kentucky Trailer and higher revenues at W&W|AFCO Steel. The decrease in non-industrial operations operating earnings in the first nine months of 2018 primarily reflects increased marketing expenditures in support of future licenses and the effect of the Toys “R” Us Inc. liquidation at Jazwares.

INVESTMENT PERFORMANCE

Alleghany reported net investment income for the third quarter and first nine months of 2018 of $127.3 million and $377.7 million, respectively, an increase of 21.6% and 17.3%, respectively, from the corresponding 2017 periods. The increases in net investment income primarily reflect increases in partnership income, increases in dividend income and, to a lesser extent, higher interest income. The increase in interest income primarily reflects higher yields on short-term investments and floating-rate debt securities and higher income from funds withheld, partially offset by the impact of the sale of PacificComp.

Partnership income in the first nine months of 2018 includes a $12.9 million increase in the carrying value of AIHL’s limited partnership interests in certain subsidiaries of Ares Management LLC, or “Ares,” as of March 15, 2018. Partnership income in the third quarter and first nine months of 2017 include losses incurred on our equity interests in Pillar Capital Holdings Limited and related funds arising from significant catastrophe losses incurred in August and September 2017. Partnership income in the first nine months of 2017 also includes a $12.6 million charge on our equity investment in Ares, reflecting our share of a one-time payment recorded by Ares related to an acquisition by its affiliated entity. In connection with this acquisition, Ares agreed to make certain transaction support payments to the sellers of the acquired entity.

Financial statement total return4 on investments was 2.4% for the third quarter of 2018, compared with 1.4% for the third quarter of 2017.

OTHER FINANCIAL INFORMATION

As of September 30, 2018, Alleghany had 14,918,380 shares of its common stock outstanding, compared with 15,390,500 shares of its common stock outstanding as of December 31, 2017. During the first nine months of 2018, Alleghany repurchased an aggregate of 479,922 shares of its common stock in the open market for $282.1 million, at an average price per share of $587.70. As of September 30, 2018, Alleghany had $481.1 million remaining under its share repurchase authorization.

In February 2018, the Alleghany Board of Directors declared a special dividend of $10 per share for stockholders of record on March 5, 2018. On March 15, 2018, Alleghany paid dividends to stockholders totaling $154.0 million.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing additional schedules that provide further detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2018 third quarter and first nine months financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended September 30, 2018 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-Q will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

[4]	As calculated in Alleghany’s financial supplement.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) owns and manages operating subsidiaries and investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (referred to herein as “TransRe”), a leading global reinsurer; RSUI Group, Inc. (referred to herein as “RSUI”), a national underwriter of property and liability specialty insurance coverages; and CapSpecialty, Inc. (referred to herein as “CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages.

Alleghany’s subsidiary Alleghany Capital Corporation (referred to herein as “Alleghany Capital”) engages in and oversees strategic investments and acquisitions. Alleghany Capital’s investments are categorized as either industrial businesses or non-industrial businesses. The industrial businesses include: (i) Bourn & Koch, Inc., a manufacturer/remanufacturer of specialty machine tools and supplier of replacement parts, accessories and services for a variety of cutting technologies; (ii) R.C. Tway Company, LLC (dba and referred to herein as Kentucky Trailer), a manufacturer of custom trailers and truck bodies for the moving and storage industry and other markets; (iii) WWSC Holdings, LLC, a structural steel fabricator and erector (referred to herein as “W&W|AFCO Steel”); and (iv) Wilbert Funeral Services, Inc., a leading provider of products and services for the funeral and cemetery industries and precast concrete markets (referred to herein as “Wilbert”). The non-industrial businesses include: (i) IPS-Integrated Project Services, LLC, a technical service provider focused on the global pharmaceutical and biotechnology industries (referred to herein as “IPS”), (ii) Jazwares, LLC, a global toy, entertainment and musical instrument company (referred to herein as “Jazwares”), and (iii) Concord Hospitality Enterprises Company, a leading hotel management and development company. For additional information about Alleghany Capital Corporation, please visit www.alleghanycc.com.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, operating earnings, operating earnings per diluted share and operating earnings before income taxes, which are “non-GAAP financial measures.” The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also, note that these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A discussion of Alleghany’s calculation and use of these financial measures is provided below.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP and does not include net investment income, change in the fair value of equity securities, net realized capital gains, other than temporary impairment losses, noninsurance revenue, other operating expenses, corporate administration, amortization of intangible assets and interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

A reconciliation of underwriting profit to earnings before income taxes is presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in millions)		(in millions)
Earnings (losses) before income taxes	$349.9	$(522.3)	$930.3	$(174.3)

Adjustments to earnings before income taxes:
Net investment income	127.3	104.7	377.7	321.9
Change in the fair value of equity securities	370.2	-	512.8	-
Net realized capital gains	16.2	32.9	67.2	101.8
Other than temporary impairment losses	-	(6.1)	(0.5)	(13.1)
Noninsurance revenue	438.3	296.3	1,032.7	650.4
Other operating expenses	(415.3)	(277.9)	(1,023.5)	(678.2)
Corporate administration	(19.1)	4.7	(41.0)	(26.6)
Amortization of intangible assets	(5.5)	(5.7)	(16.8)	(14.2)
Interest expense	(22.2)	(20.8)	(66.0)	(62.7)

	489.9	128.1	842.6	279.3

Underwriting profit (loss)	$(140.0)	$(650.4)	$87.7	$(453.6)

Operating earnings and operating earnings per diluted share represent net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, excluding (on an after-tax basis) change in the fair value of equity securities, net realized capital gains, other than temporary impairment losses and amortization of intangible assets, all as determined in accordance with U.S. GAAP. Alleghany uses operating earnings and operating earnings per diluted share as supplements to net earnings attributable to Alleghany stockholders and diluted earnings per share, respectively, the most comparable U.S. GAAP financial measures, to provide useful additional information to investors by highlighting earnings and diluted earnings per share attributable to its performance exclusive of changes in the fair value of equity securities, realized capital gains or losses, impairments and amortization of intangible assets.

Reconciliations of operating earnings and operating earnings per diluted share to net earnings attributable to Alleghany stockholders and diluted earnings per share, respectively, are presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	($ in millions, except share and per share amounts)
Net earnings (losses) attributable to Alleghany stockholders(1)	$284.9	$(314.2)	$751.6	$(63.2)

Adjustments to net earnings attributable to Alleghany stockholders:
Change in the fair value of equity securities	370.2	-	512.8	-
Net realized capital gains	16.2	32.9	67.2	101.8
Other than temporary impairment losses	-	(6.1)	(0.5)	(13.1)
Amortization of intangible assets	(5.5)	(5.7)	(16.8)	(14.2)
Income tax effect of adjustments	(80.0)	(7.4)	(118.1)	(26.0)

	300.9	13.7	444.6	48.5

Operating earnings (losses)	$(16.0)	$(327.9)	$307.0	$(111.7)

Weighted average diluted common shares outstanding	14,937,135	15,458,324	15,173,680	15,416,249

Diluted earnings (losses) per share	$19.07	$(20.90)	$49.53	$(4.10)

Operating earnings (losses) per diluted share	$(1.07)	$(21.79)	$20.03	$(7.25)

(1)

The numerators for calculating diluted earnings per share and operating earnings per share may be further reduced for the effect of dilutive securities. Please refer to Alleghany’s Form 10-Q for additional information.

Operating earnings before income taxes is a non-GAAP financial measure for our non-insurance operating subsidiaries and investments in the Alleghany Capital segment. Operating earnings before income taxes represents noninsurance revenue less all operating expenses, and does not include: (i) amortization of intangible assets; (ii) change in the fair value of equity securities; (iii) net realized capital gains; (iv) other than temporary impairment (“OTTI”) losses; and (v) income taxes. Because operating earnings before tax excludes income taxes, change in the fair value of equity securities, net realized capital gains, OTTI losses, and amortization of intangible assets, it provides an indication of economic performance that is not affected by investment activity, levels of effective tax rates or levels of amortization resulting from acquisition accounting. Alleghany uses operating earnings before income taxes as a supplement to earnings before income taxes, the most comparable GAAP financial measure, to evaluate the performance of certain of its non-insurance operating subsidiaries and investments. A reconciliation of operating earnings before income taxes to earnings before income taxes is presented above in “Segment Results-Alleghany Capital.”

In prior filings, Alleghany has used adjusted EBITDA as a non-GAAP financial measure for its non-insurance operating subsidiaries held by Alleghany Capital. Alleghany believes that operating earnings before income taxes is a more useful non-GAAP financial measure, as it reflects: (i) ongoing capital expenditures through the inclusion of depreciation expense (a component of other operating expenses) and (ii) ongoing levels of debt through the inclusion of interest expenses.

# # #

Forward-looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts; rather, they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include:

•	significant weather-related or other natural or man-made catastrophes and disasters;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of our significant equity investments and changes in value of our debt securities portfolio;

•	adverse loss development for events insured by our reinsurance and insurance subsidiaries in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by our reinsurance and insurance subsidiaries;

•	the cost and availability of reinsurance;

•	the reliance by our reinsurance and insurance operating subsidiaries on a limited number of brokers;

•	legal, political, judicial and regulatory changes;

•	increases in the levels of risk retention by our reinsurance and insurance subsidiaries;

•	changes in the ratings assigned to our reinsurance and insurance subsidiaries;

•	claims development and the process of estimating reserves;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of our reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to our reinsurance and insurance subsidiaries;

•	the uncertain nature of damage theories and loss amounts;

•	the loss of key personnel of our reinsurance or insurance operating subsidiaries;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing our indebtedness;

•	the ability to make payments on, or repay or refinance, our debt;

•	risks inherent in international operations; and

•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; changes in our plans, strategies, objectives, expectations, or intentions, which may happen at any time at our discretion; and other factors discussed in Alleghany’s 2017 Form 10-K. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

For more information, please contact:

Kerry Jacobs

Alleghany Corporation

212-508-8141

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	September 30, 2018	December 31, 2017
	(unaudited)
	($ in thousands, except share amounts)
Assets
Investments:
Securities at fair value:
Equity securities (cost: 2018 – $3,655,220; 2017 – $3,170,673)	$5,028,578	$4,099,467
Debt securities (amortized cost: 2018 – $12,179,758; 2017 – $12,536,772)	12,071,191	12,721,399
Short-term investments	690,627	578,054

	17,790,396	17,398,920
Commercial mortgage loans	695,889	658,364
Other invested assets	556,438	743,358

Total investments	19,042,723	18,800,642
Cash	646,908	838,375
Accrued investment income	98,723	105,877
Premium balances receivable	839,017	797,346
Reinsurance recoverables	1,768,841	1,746,488
Ceded unearned premiums	228,459	190,252
Deferred acquisition costs	471,282	453,346
Property and equipment at cost, net of accumulated depreciation and amortization	196,314	125,337
Goodwill	346,022	334,905
Intangible assets, net of amortization	465,830	459,037
Current taxes receivable	100,130	31,085
Net deferred tax assets	-	136,489
Funds held under reinsurance agreements	755,734	706,042
Other assets	835,901	659,096

Total assets	$25,795,884	$25,384,317

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$11,854,859	$11,871,250
Unearned premiums	2,300,788	2,182,294
Senior Notes and other debt	1,581,676	1,484,897
Reinsurance payable	160,625	156,376
Net deferred tax liabilities	6,198	-
Other liabilities	1,158,146	1,068,907

Total liabilities	17,062,292	16,763,724

Redeemable noncontrolling interests	138,507	106,530
Common stock (shares authorized: 2018 and 2017 – 22,000,000; shares issued: 2018 and 2017 – 17,459,961)	17,460	17,460
Contributed capital	3,612,862	3,612,109
Accumulated other comprehensive (loss) income	(220,808)	618,118
Treasury stock, at cost (2018 – 2,541,581 shares; 2017 – 2,069,461 shares)	(1,103,835)	(824,906)
Retained earnings	6,289,406	5,091,282

Total stockholders’ equity attributable to Alleghany stockholders	8,595,085	8,514,063

Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$25,795,884	$25,384,317

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Three Months Ended September 30,
	2018	2017
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$1,225,346	$1,239,721
Net investment income	127,329	104,663
Change in the fair value of equity securities	370,175	-
Net realized capital gains	16,230	32,921
Other than temporary impairment losses	(3)	(6,131)
Noninsurance revenue	438,338	296,309

Total revenues	2,177,415	1,667,483

Costs and Expenses
Net loss and loss adjustment expenses	957,703	1,491,848
Commissions, brokerage and other underwriting expenses	407,679	398,163
Other operating expenses	415,378	277,918
Corporate administration	19,094	(4,689)
Amortization of intangible assets	5,500	5,765
Interest expense	22,189	20,804

Total costs and expenses	1,827,543	2,189,809

Earnings (losses) before income taxes	349,872	(522,326)
Income taxes	60,413	(212,379)

Net earnings (losses)	289,459	(309,947)
Net earnings attributable to noncontrolling interest	4,559	4,210

Net earnings (losses) attributable to Alleghany stockholders	$284,900	$(314,157)

Net earnings (losses)	$289,459	$(309,947)
Other comprehensive income (loss):
Change in unrealized gains (losses), net of deferred taxes of ($8,932) and $52,766 for 2018 and 2017, respectively	(33,601)	97,994
Less: reclassification for net realized capital gains and other than temporary impairments, net of taxes of ($3,408) and ($9,377) for 2018 and 2017, respectively	(12,819)	(17,414)
Change in unrealized currency translation adjustment, net of deferred taxes of ($407) and $3,967 for 2018 and 2017, respectively	(1,530)	7,368
Retirement plans	(551)	98

Comprehensive income (loss)	240,958	(221,901)
Comprehensive income attributable to noncontrolling interests	4,559	4,210

Comprehensive income (loss) attributable to Alleghany stockholders	$236,399	$(226,111)

Basic earnings (losses) per share attributable to Alleghany stockholders	$19.07	$(20.38)
Diluted earnings (losses) per share attributable to Alleghany stockholders	19.07	(20.90)

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Nine Months Ended September 30,
	2018	2017
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$3,670,161	$3,692,838
Net investment income	377,728	321,857
Change in the fair value of equity securities	512,771	-
Net realized capital gains	67,197	101,840
Other than temporary impairment losses	(514)	(13,095)
Noninsurance revenue	1,032,690	650,413

Total revenues	5,660,033	4,753,853

Costs and Expenses
Net loss and loss adjustment expenses	2,366,491	2,926,039
Commissions, brokerage and other underwriting expenses	1,216,057	1,220,415
Other operating expenses	1,023,440	678,226
Corporate administration	40,998	26,601
Amortization of intangible assets	16,730	14,140
Interest expense	65,997	62,728

Total costs and expenses	4,729,713	4,928,149

Earnings (losses) before income taxes	930,320	(174,296)
Income taxes	171,275	(116,368)

Net earnings (losses)	759,045	(57,928)
Net earnings attributable to noncontrolling interest	7,454	5,242

Net earnings (losses) attributable to Alleghany stockholders	$751,591	$(63,170)

Net earnings (losses)	$759,045	$(57,928)
Other comprehensive income (loss):
Change in unrealized gains (losses), net of deferred taxes of ($56,690) and $196,336 for 2018 and 2017, respectively	(213,263)	364,623
Less: reclassification for net realized capital gains and other than temporary impairments, net of taxes of ($4,398) and ($31,061) for 2018 and 2017, respectively	(16,546)	(57,684)
Change in unrealized currency translation adjustment, net of deferred taxes of ($1,848) and $12,050 for 2018 and 2017, respectively	(6,953)	22,379
Retirement plans	(1,664)	(199)

Comprehensive income	520,619	271,191
Comprehensive income attributable to noncontrolling interests	7,454	5,242

Comprehensive income attributable to Alleghany stockholders	$513,165	$265,949

Basic earnings (losses) per share attributable to Alleghany stockholders	$49.55	$(4.10)
Diluted earnings (losses) per share attributable to Alleghany stockholders	49.53	(4.10)